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                                                                Exhibit 2.2
                     [NEW JERSEY NATIONAL BANK LETTERHEAD]

June 10, 1996

Dr. Gordon S. Cohen
53 North Plains Industrial Road
Wallingford, Ct. 06492

Re: Commitment letter dated March 22, 1996

Dear Gordon,

We, New Jersey National Bank, hereby amend our commitment letter dated March 22, 1996 to extend the date for consummation of the Loan from July 31, 1996 to October 31, 1996.

All other terms and conditions remain unchanged.

Very Truly Yours,

/s/ Stephen F. Bayer
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Stephen F. Bayer, VP


Borrower:

Attest:                              NEWCO

/s/                                     By: /s/
- ----------------------------            -----------------------
[Seal]         Secretary                           Chairman


Guarantor:

/s/
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Gordon S. Cohen